Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MARLIN MIDSTREAM PARTNERS, LP

This Certificate of Limited Partnership, dated April 19, 2013 has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.	Name. The name of the limited partnership is: Marlin Midstream Partners, LP

2.	Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are as follows:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3.	General Partner. The name and the business, residence or mailing address of the general partner are as follows:

Marlin Midstream GP, LLC

2105 City West Boulevard

Suite 100

Houston, Texas 77042

EXECUTED as of the date first written above.

By:	/s/ Terry D. Jones
Terry D. Jones
Authorized Person, signing on behalf of
Marlin Midstream GP, LLC, general partner